UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On August 31, 2009, the Board of Directors of Flowserve Corporation (the “Company”) issued a press release announcing the appointment of Mark A. Blinn as its next President and Chief Executive Officer, effective October 1, 2009, and announcing Mr. Blinn’s appointment as a member of the Board of Directors to serve until the next annual meeting of the Company’s shareholders, effective immediately.
          Mr. Blinn currently serves as the Company’s Senior Vice President, Chief Financial Officer and Latin America Operations. Prior to his service with the Company, he was employed as the Chief Financial Officer of FedEx Kinko’s Office and Print Services, Inc., an international shipping and printing company, from 2003 to 2004 and as Vice President and Treasurer of Kinko’s, Inc. from 2002 to 2003. Mr. Blinn also served as Vice President and Chief Accounting Officer of Centex Corporation, a home building company, from 2000 to 2002 and as Managing Director of Corporate Finance beginning in 1999.
          In connection with Mr. Blinn’s appointment as President and Chief Executive Officer, the Company entered into a Letter Agreement with Mr. Blinn, dated August 31, 2009, (the “Blinn Agreement”). The Blinn Agreement provides that Mr. Blinn’s current employment agreement with the Company dated May 7, 2007, as amended, will be terminated effective October 1, 2009, and Mr. Blinn’s employment with the Company thereafter will be on an at-will basis. The Blinn Agreement further sets forth certain compensatory terms relating to Mr. Blinn’s new position, including:
•	an annual base salary of $915,000, effective September 1, 2009;

•	a target bonus percentage under the Company’s Annual Incentive Plan of 100% of eligible earning, prorated for 2009;

•	a target restricted common stock incentive opportunity under the Company’s long-term incentive program of 300% of base salary; and

•	all existing equity incentive compensation awards will remain outstanding in accordance with their terms, and Mr. Blinn will participate or continue to participate in the Company’s various compensation and benefit programs to the extent he is eligible.
          The Blinn Agreement also provides that if Mr. Blinn’s employment is terminated without cause or in connection with a change in control of the Company, then such termination will be governed by the terms of the Company’s Officer Severance Plan and the Company’s Executive Officer Change-in-Control Plan, respectively. Additionally, the Blinn Agreement states that the existing Restrictive Covenants Agreement between Mr. Blinn and the Company will continue to remain in full effect.
          The foregoing description of the Blinn Agreement should be read in conjunction with, and is qualified in its entirety by reference to, the Blinn Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
          The Company also announced in its August 31, 2009 press release that Lewis M. Kling, the Company’s current President and Chief Executive Officer, will retire from these positions (but not from employment) effective October 1, 2009. Pursuant to a Letter Agreement, dated August 31, 2009, between Mr. Kling and the Company (the “Kling Agreement”), Mr. Kling agreed to continue as an employee of the Company and as Vice Chairman of the Company’s Board of Directors until February 28, 2010, the date Mr. Kling’s term as President and Chief Executive Officer expires under his existing letter agreement dated May 29, 2007 (the “Existing Agreement”).
          The Kling Agreement further provides that, consistent with the Existing Agreement, Mr. Kling will retire as an employee and will resign from the Board of Directors on February 28, 2010. Additionally, Mr. Kling’s and the Company’s obligations regarding compensation and term of employment under the Existing Agreement will remain the same after Mr. Kling relinquishes the titles and responsibilities of President and Chief Executive Officer, and Mr. Kling’s rights and obligations upon ultimate termination will be determined as if he served as President and Chief Executive Officer through the end of the Existing Agreement’s term.
          The foregoing description of the Kling Agreement should be read in conjunction with, and is qualified in its entirety by reference to, the Kling Agreement, a copy of which is filed with this Current Report on Form 8-K as

Exhibit 10.2 and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On August 31, 2009, the Board of Directors of the Company voted to amend the Flowserve Corporation By-Laws, effective as of the same date. The amendment adopted by the Board of Directors reduces the number of directors of the Company from thirteen to twelve. This description of the amendment should be read in conjunction with the Flowserve Corporation By-Laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
          The press release issued by the Company on August 31, 2009 announcing the foregoing events is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated on August 31, 2009.

10.1	Letter Agreement, dated August 31, 2009, between Mark A. Blinn and Flowserve Corporation.

10.2	Letter Agreement, dated August 31, 2009, between Lewis M. Kling and Flowserve Corporation.

99.1	Press Release, dated August 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: August 31, 2009	By:	/s/ Ronald F. Shuff Ronald F. Shuff
Senior Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated on August 31, 2009.

10.1	Letter Agreement, dated August 31, 2009, between Mark A. Blinn and Flowserve Corporation.

10.2	Letter Agreement, dated August 31, 2009, between Lewis M. Kling and Flowserve Corporation.

99.1	Press Release, dated August 31, 2009.